SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

January 3, 2012
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(Date of Report)

ALANCO TECHNOLOGIES, INC.
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(Exact name of Registrant as specified in its charter)

0-9437
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(Commission File No.)

ARIZONA                        86-0220694
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(State or other jurisdiction)    (IRS Employer Identification No.)

7950 E. ACOMA DRIVE, SUITE 111, SCOTTSDALE, ARIZONA  85260
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(Address of Principal Executive Office)       (Zip Code)

(480) 607-1010
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(  ) Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

(  )  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

(  )  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

(  )  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

       Alanco Technologies, Inc. executed an agreement, as reflected in the attached documents, to repurchase all of the Company's outstanding Series B Preferred Stock by the issuance of a note payable in the amount of $800,000.  The terms of the non-interest bearing note requires monthly payments of $200,000 starting February 1, 2012 and continuing through
       May 1, 2012.  At September 30, 2011, the Series B Preferred Stock was recorded at $1,243,800.  The $443,800 difference between the repurchase price of $800,000 and the recorded amount of $1,243,800 will be recorded as an increase in equity during the quarter ended December 31, 2011.

Exhibit 99.1   Stock Redemption Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             Alanco Technologies, Inc.

                             By       /s/ John A. Carlson
                             Name: John A. Carlson
                                 Title:   Director, Executive VP and CFO

Date: January 3, 2012